Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms F-3 (Nos. 333-217125, 333-217125-01 and 333-217125-02) of GlaxoSmithKline plc, GlaxoSmithKline Capital Inc. and GlaxoSmithKline Capital plc and Forms S-8 (No. 333-88966, 333-100388 and 333-162702) of GlaxoSmithKline plc of our report dated 16 March 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

16 March 2018

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